UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2017

ACTIVECARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53570	87-0578125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1365 West Business Park Drive

Orem, UT 84058

(Address of principal executive offices)

(877) 219-6050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement.

Services Agreement

On December 22, 2017, ActiveCare, Inc., a Delaware corporation (the “Company”), entered into a Services Agreement (the “Agreement”) with the Cleveland Clinic Foundation d.b.a. Cleveland Clinic, an Ohio nonprofit corporation (“Cleveland Clinic”).

Pursuant to the Agreement, the Company will be providing services to Cleveland Clinic as agreed to by the parties in any mutually agreed form pursuant to a “Statement of Work”. Pursuant to the Statement of Work included as Exhibit A to the Agreement, the Company will provide monitoring services to Cleveland Clinic’s expected beneficiary diabetic population within the Cleveland Clinic Medicare ACO.

The initial term of the agreement is for three years and shall automatically renew after the term for a successive twelve (12) month period from year to year unless sooner terminated by either party in accordance with the terms of the Agreement.

As consideration for the Company’s Services, the Company is to receive a fixed monthly fee per Covered Diabetic Patient (as defined in the Agreement). In addition, at such time the Cleveland Clinic Accountable Care Organization (“CCACO”) shall receive a shared savings payment from the Centers for Medicare and Medicaid Services, CCACO shall share such savings with the Company based on a formula defined in the Agreement.

Cleveland Clinic may, by written notice to the Company, terminate the Agreement, any purchase order or any portion of a purchase order if the Company (i) is in material breach of any of the terms and conditions of the Agreement or any Purchase Order, which breach in not cured within thirty (30) days after notification of such breach, (ii) terminates or suspends its business, becomes insolvent, or becomes subject to any bankruptcy or insolvency proceeding under Federal or State law.

Cleveland Clinic further may terminate the Agreement, any Purchase Order or any portion of any Purchase Order for convenience upon ninety (90) days’ prior written notice to Company (“Termination for Convenience”). In connection with any Termination for Convenience, Cleveland Clinic will reimburse Company for the actual cost reasonably incurred for work in process up to the time of cancellation, as well as any non-cancellable contract of Company, or non-cancellable purchase order to a third party, entered into for the benefit of Cleveland Clinic.

The Agreement is nonexclusive, and Cleveland Clinic may contract with others to perform similar services. Accordingly, the Company may also perform similar services for others.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of such document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVECARE, INC.

Date: December 28, 2017	By:	/s/ Mark J. Rosenblum
	Name:	Mark J. Rosenblum
	Title:	Chief Executive Officer

2